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                                                                    EXHIBIT 11.1



                       ALTERNATIVE LIVING SERVICES, INC.



                  EXHIBIT 11 -- COMPUTATION OF LOSS PER SHARE



                                   PERIOD FROM                                    THREE MONTHS   THREE MONTHS
                                DECEMBER 14, 1993    YEAR ENDED     YEAR ENDED       ENDED          ENDED
                                     THROUGH        DECEMBER 31,   DECEMBER 31,    MARCH 31,      MARCH 31,
                                DECEMBER 31, 1993       1994           1995           1995           1996
                                -----------------   ------------   ------------   ------------   ------------
Net loss, per historical
  financial statements........         (14,212)        (643,075)     (1,745,585)     (538,497)    (1,803,827)
                                 =============       ==========      ==========    ==========     ==========
Weighted average common shares
  outstanding.................       1,812,550        1,812,550       4,716,255     1,812,550      6,913,483
Common stock equivalents......             (a)              (a)             (a)           (a)            (a)
Effect of common stock and
  options since May 1995, at
  prices below the anticipated
  IPO price...................       1,146,928        1,146,928       1,146,928     1,146,928      1,146,928
                                -----------------   ------------   ------------   ------------   ------------
Weighted average outstanding
  shares......................       2,959,478        2,959,478       5,863,183     2,959,478      8,060,411
                                 =============       ==========      ==========    ==========     ==========
Loss per share................           (0.00)           (0.22)          (0.30)        (0.18)         (0.22)
                                 =============       ==========      ==========    ==========     ==========


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(a) Effect of common stock equivalents (stock options) is antidulutive and therefore excluded.